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                                                                EXHIBIT 10.9

                                 THIRD ADDENDUM
                  ATTACHED TO AND MADE A PART OF OFFICE LEASE
                             DATED AUGUST 24, 1996
              BETWEEN SUNRISE OFFICE INVESTMENT, L.L.C. "LANDLORD"
              AND COMPURAD, INC., A DELAWARE CORPORATION, "TENANT"
                               AND RIDER THERE TO


        This Third Addendum to Lease is made and entered into effective as of the 29 day of January 1997, by and between SUNRISE INVESTMENTS, L.L.C., an Arizona limited liability company ("Landlord"), and COMPURAD, INC., an Arizona corporation ("Tenant") in reference to the following recitals:

A. Landlord and Tenant entered into that certain lease consisting of an Office Lease together with a Rider, an Addendum attached thereto, each dated August 24, 1996, and a Second Addendum dated October 1, 1996 for Demised Premises in the Sunrise Office Building, as defined in Section I, Article F of the Lease.

B. Landlord desires to lease to Tenant and Tenant desires to lease from Landlord an additional portion of the second floor of the Sunrise Office Building designated as Suite 222 on the terms and conditions set forth in the Lease as modified by this Third Addendum.

        Now therefore, in consideration of the terms, conditions, and covenants contained herein, Landlord and Tenant hereby revise and amend the Lease as set forth below.

1. Landlord hereby leases to Tenant, and Tenant hereby takes from Landlord, that certain portion of the second floor of the Sunrise Office Building containing approximately 1,492 rentable square feet designated as Suite 222, for the Lease Term, subject to the terms, covenants and conditions of this third Addendum.

2. The term "Lease" shall mean the Office Lease, Rider, Addendum dated August 24, 1996, the Second Addendum, together with this third Addendum.

3. Section I, Article F of the Lease is hereby amended to reflect that the Demised Premises shall additionally include that portion of the second floor in the Building commonly known as Suite 222 as shown in cross-hatching on Exhibit "A-2" attached hereto and made a part of the Lease by this reference.

4. Landlord shall deliver notice to Tenant when Suite 222 becomes available for occupancy ("Landlord's Notice"), which is anticipated to occur on or about May 14, 1997, with the understanding that Landlord shall not be obligated to deliver Suite 222 until the current tenant has vacated the premises. Tenant shall be deemed to have accepted Suite 222 on the date of receipt of Landlord's Notice. Subject to the provisions of the following sentence, Tenants' obligation to pay Base Annual Rent on Suite 222 (the "Suite 222 Rent Date'') shall commence on the date of delivery of Landlord's Notice. Notwithstanding the foregoing, if Landlord delivers Landlord's Notice prior to May 14, 1997, Tenant's obligation to pay Base Annual Rent shall commence on the earliest of
(i) actual occupancy by Tenant, (ii) fifteen (15) days following Tenant's receipt of Landlord's Notice, or (iii) May 14, 1997.

5. Paragraph 8 of the Second Addendum is hereby amended to reflect that effective from and after the Suite 222 Rent Date the amount of BASE ANNUAL RENT payable under the Lease shall be as follows:

Suite 222, Rent Date-        September 30, 1997           $17,727.36 per month
October 1, 1997              September 30, 1998           $18,434.61 per month
October 1, 1998              September 30, 1999           $19,168.15 per month
October 1, 1999              September 30, 2000           $19,938.30 per month
October 1, 2000              September 30, 2001           $20,732.89 per month

                                                      Landlord:_______________

                                                      Tenant:_________________

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        Paragraph 8 of the Second Addendum is further amended to reflect that taxes and other charges referenced thereunder shall be payable with respect to Suite 222 commencing on the Suite 222 Rent Date.

6. Effective as of the Suite 222 Rent Date, Section I, Article L shall read in its entirety as follows:

                Tenant's Share of Any Increase of Taxes and/or Operating Costs over the amount of Taxes and/or Operating Costs during the Base Year (Section II, Article 28): 67.5 percent of 21,745 rentable square feet in the Project.

7. Landlord and Tenant acknowledge and agree that the amount of the Tenant improvement allowance applicable to Suite 222 in accordance with Paragraph 2 of the Addendum shall be $6,714.00.

8. All defined terms used in this Third Addendum, as indicated by an initial capital letter, and not otherwise defined herein, shall have the meaning ascribed in the Lease.

9. Landlord and Tenant acknowledge and agree that: (i) the Lease is the only agreement between Landlord and Tenant with respect to the Demised Premises, (ii) the terms and conditions of the Lease remain unchanged except as expressly set forth in this Third Addendum, (iii) except as otherwise provided in this Third Addendum Tenant has accepted and is in full possession of the Demised Premises,
(iv) there are no defaults under the Lease on the date hereof and no facts or circumstances which with the giving of notice, the passage of time or the act of a third party would constitute a default thereunder, (v) and the Lease as modified by this Third Addendum remains in full force and effect.

10. This Third Addendum may be executed in counterparts, each of which shall constitute an original but which together shall constitute one and the same instrument. This Third Addendum shall be effective when signed by the parties and transmitted by each party to the other by facsimile transmission, with each party to deliver duplicate originals promptly thereafter.


                                        Tenant:

                                        COMPURAD, INC., a Delaware corporation

                                        By:
                                           -----------------------------------
                                        Its:
                                            ----------------------------------
                                        Date:
                                             ---------------------------------

                                        Landlord:

                                        SUNRISE OFFICE INVESTMENT, L.L.C.,
                                          an Arizona limited liability company


                                        By:
                                           -----------------------------------
                                        Its:
                                            ----------------------------------
                                        Date:
                                             ---------------------------------

                                                       Landlord:
                                                                ----------------
                                                       Tenant:
                                                                ----------------
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                            SUNRISE OFFICE BUILDING
                                 COMPURAD, INC.
                           LEASED PREMISES FLOOR PLAN
                                 (NOT TO SCALE)









                                                Landlord:
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                                                  Tenant:
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